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                                  EXHIBIT 31.1

                                 CERTIFICATIONS

         I, Gary A. Brukardt, President and Chief Executive Officer of Renal Care Group, Inc., certify that:

         1. I have reviewed this annual report on Form 10-K/A of Renal Care Group, Inc.; and

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: April 29, 2004

                                        /s/ Gary A. Brukardt
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                                        Gary A. Brukardt
                                        President and Chief Executive Officer

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